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                                                                   EXHIBIT 10.26
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                                  GROUND LEASE

      THIS GROUND LEASE, made as of this 10th day of May, 1994. by and between Varney J. Hintlian, Frederick J. Hintlian, and Tarvis Hintlian, Trustees of Tarvis Realty Trust under a Declaration of Trust dated March 24, 1977 and filed as Document No. 553974 with the Middlesex South District of the Land Court and noted on Certificate of Title No. 151269 ("Landlord"), and Biopure Corporation, a Delaware corporation ("Tenant")

                                    ARTICLE I

                                     DEMISE

      Landlord does hereby demise, lease and let unto Tenant and Tenant does hereby take and lease from Landlord, for the term and upon the rents, conditions and provisions herein contained that certain real property known as and numbered 31-35 Hurley Street located in Cambridge, Middlesex County, Massachusetts and described in Exhibit A attached hereto, together with any and all rights, privileges, easements, appurtenances and rights of access to and egress from the Demised Premises, in any way benefiting, belonging or pertaining thereto, and all rights, title and interests, if any, of Landlord in, to and with respect to any land lying in the bed of any street, road, avenue or way, open or proposed, in front of or adjoining the Demised Premises, to the center thereof, and all strips and gores adjacent to and abutting or used in connection with the Demised Premises. All of the foregoing are hereinafter referred to as the "Demised Premises."

                                   ARTICLE II

                                 USE OF PREMISES

      Tenant shall have the right to use the Demised Premises for the purposes of general office and researching, developing, processing and manufacturing bio-medical products and related uses. With the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, Tenant shall have the right to use the Demised Premises for any other lawful purpose.

                                   ARTICLE III

                                      TERM

      (a) The term of this Lease shall commence on the date hereof (the "Term Commencement Date") and shall expire at the end of the day on November 30, 2000.

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      (b) Tenant shall have the option to extend the term of this Lease for a five (5) year period commencing on December 1, 2000 and expiring on November 30, 2005 (the "Extended Term"), provided that Tenant shall give notice to Landlord of its exercise of such option on or before June 1, 2000. All of the terms and provisions of this Lease shall be applicable during the Extended Term except that (i) Tenant shall have no option to extend the term of this Lease beyond the Extended Term and (ii) the rent for the Extended Term shall be as provided in
Article IV.

                                   ARTICLE IV

                                      RENT

      (a) During the original term, Tenant agrees to pay to Landlord fixed annual rent at the rate of $36,000.00 per year, payable in advance in monthly installments of $3,000.00.

      (b) In the event Tenant shall exercise the option to extend the original term, the fixed annual rent for the Extended Term shall be adjusted in the following manner. The Consumer Price Index for Urban Wage Earners and Clerical Workers, Boston, Mass., All Items (1982-84=100) (hereinafter referred to as the "Index") which is published by the Bureau of Labor Statistics of the United States Department of Labor for the month of June 1994 (the "Beginning Index") shall be compared with the Index published for the month of October 2000 (the "Extension Index"). If the Extension Index has increased over the Beginning Index, the fixed annual rent during the Extended Term shall be $36,000.00 plus the amount obtained by multiplying $36,000.00 by ninety percent (90%) of the percentage of increase between the Beginning Index and the Extension Index. If the Extension Index has not increased over the Beginning Index, the fixed annual rent during the Extended Term shall be $36,000.00.

      (c) The fixed annual rent (the "Fixed Rent") payable by Tenant hereunder shall be paid in advance in equal monthly installments on the first day of each calendar month and shall be paid to Landlord at such place as Landlord shall from time to time designate in writing.

                                    ARTICLE V

                              TAXES AND ASSESSMENTS

      (a) Tenant shall pay to Landlord as additional rent, within fifteen (15) days after Landlord shall bill Tenant therefor (such billing to be accompanied by such reasonable supporting information as Tenant shall request), as the same become due and payable, all real estate taxes, special and general assessments and other governmental charges of any kind and nature whatsoever, ordinary or extraordinary, which shall be assessed, levied or imposed upon or become due and payable in connection with, or a lien upon, the Demised Premises or any part thereof (all of such taxes, assessments and other governmental charges are hereinafter referred to as "Impositions").

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      Landlord shall pay all Impositions on or before the due date thereof and shall provide Tenant with evidence of such payment. If Landlord shall not pay any Imposition (including any Imposition on a larger parcel of which the Demised Premises are a part) and such failure shall continue for fifteen (15) days after Tenant shall have given Landlord notice thereof, Tenant may pay such Imposition and may deduct the amount thereof allocable to all portions of such larger parcel other than the Demised Premises (and, if Tenant shall have previously paid to Landlord the Impositions allocable to the Demised Premises, the amount of all such Impositions) from any rent or other sums payable under this Lease at any time thereafter.

      If the Demised Premises are separately assessed and if Landlord or Tenant so elects, Landlord will deliver all bills for Impositions to Tenant, and Tenant shall be responsible for the payment thereof directly to the taxing authority. In no event shall Tenant be liable for any payment until after fifteen (15) days after Landlord shall have delivered the bill therefor to Tenant, and if any penalty or interest shall accrue because Landlord shall not have timely delivered any such bill to Tenant, Landlord shall pay such penalty or interest.

      (b) If by law, any Imposition is payable, or may at the option of the taxpayer be paid, in installments (whether or not any interest shall accrue on the unpaid balance of such Imposition), unless Tenant shall otherwise direct, Landlord shall elect to pay the same in installments, and Tenant shall pay the same, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and payable, and Tenant's liability shall be limited to installments which are payable during the term of this Lease.

      (c) All Impositions payable by Tenant for the year in which the Term Commencement Date shall occur and for the year in which the Lease term shall expire or otherwise terminate shall be prorated. In determining the amount of payments to be made by Tenant pursuant to this Article V, there shall be appropriate adjustments for all abatements, credits and refunds relating to Impositions for such year, after there shall have been first deducted therefrom all reasonable expenses incurred in obtaining such abatement, credit or refund.

      (d) In the event that Tenant shall be entitled to any credits, refunds or rebates on account of any Impositions, such credit, refund or rebate shall belong to Tenant, subject, however to paragraph (c) of this Article V. Any such credits, refunds or rebates received by Landlord shall be deemed trust funds and as such shall be received by Landlord in trust and paid to Tenant forthwith after receipt thereof, provided, however, that if any past due rent shall be payable to Landlord, Landlord shall be entitled to deduct such past due rent from any sums otherwise payable to Tenant hereunder. Landlord will, upon the request of Tenant, execute and deliver any receipts which may be necessary to secure the payment of any such credit, refund or rebate.

      (e) Tenant shall not be required to pay any tax on the rent paid to Landlord or any inheritance, estate, succession or transfer taxes under any existing or future law which may

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be payable by reason of the devolution by descent or testamentary disposition of the Landlord's estate in the Demised Premises, and Tenant shall not be required to pay any income, gift or capital levy or excess profits tax that may be payable by Landlord under any existing or future law.

      (f) In the event the Demised Premises shall not be separately assessed for the purpose of any Impositions which Tenant is required to pay under this Lease, the same shall be allocated between the Demised Premises and the balance of the property with which the Demised Premises shall be assessed as follows:

            (i) Impositions relating to land shall be multiplied by a fraction the numerator of which shall be the land area included in the Demised Premises and the denominator of which shall be the total land area of the Demised Premises and such other property with which the Demised Premises shall be assessed, and the result shall be allocated to the Demised Premises; and

            (ii) Impositions relating to buildings and other improvements shall be allocated to the Demised Premises according to the records of the municipal assessors. To the extent such records shall not provide for such allocation, Landlord shall make an appropriate allocation between the Demised Premises and the balance of the property with which the Demised Premises shall be assessed, provided, however, that Tenant shall have the right to object to any such allocation made by Landlord within thirty (30) days after Landlord shall have notified Tenant thereof, and in the event Tenant shall object, such matter shall be submitted to arbitration.

                                   ARTICLE VI

                                  IMPROVEMENTS

      (a) Tenant shall have the right, at any time and from time to time during the term of this Lease, at its own cost and expense, to demolish the improvements existing on the Demised Premises as of the date of this Lease and to construct on the Demised Premises a one-story building containing approximately 6,000 square feet of floor area (the "Building") and such other structures, parking areas, driveways, walks and other improvements of any nature (including excavation, earthmoving, paving, installation of utilities and all other development activities) pertaining thereto as Tenant in Tenant's sole discretion shall consider appropriate.

      (b) All improvements which may be constructed on the Demised Premises by Tenant shall be the property of Tenant during the term hereof and may be changed or altered and any such improvements remaining upon the Demised Premises at the expiration or sooner termination of this Lease shall become a part of the realty and shall be the property of Landlord without any payment therefor to Tenant other than as provided in Article VI(d) below. Tenant need not restore the Demised Premises to its former condition following any such demolition, construction, change or alteration.

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      (c) Tenant shall cause to be discharged all mechanics or materialmen's liens placed on the Demised Premises on account of the construction of such improvements. Tenant shall require its contractors to carry liability insurance in such amounts and with such coverages as Tenant shall determine, naming Landlord and Tenant as additional insureds. All improvements (if any) which shall exist on the Demised Premises at any time shall be maintained in reasonably good condition, subject to fire and casualty and subject in any event to Article VI(a) and (b).

      (d) If Tenant constructs the Building on the Demised Premises, then upon the expiration of this Lease or its earlier termination for any reason other than pursuant to the provisions of Article XIII (the "Termination Date") and, so long as the Building is in good order, condition and repair (except for reasonable wear and tear) on the Termination Date, Landlord shall pay to Tenant as full and complete consideration for the Building the sum of $300,000.00, payable as follows:

            (i) $25,000,00 upon the Termination Date;

            (ii) $75,000.00 on the first anniversary of the Termination Date;

            (iii) $100,000.00 on the second anniversary of the Termination Date; and

            (iv) $100,000.00 on the third anniversary of the Termination Date.

The obligation of Landlord to pay the amounts set forth in clauses (ii), (iii) and (iv) above shall be evidenced by a promissory note of Landlord in the principal amount of $275,000.00 made payable to the order of Tenant. The amounts outstanding under the promissory note shall bear interest at an annual rate equal to the "base rate" of The First National Bank of Boston plus two percent (2%), payable monthly in arrears, provided that interest shall not commence to accrue until eighteen months following the Termination Date. All amounts outstanding under the promissory note shall become immediately due and payable in full upon the sale or transfer of the Demised Premises or the grant of any mortgage of the Demised Premises.

                                   ARTICLE VII

                                      SIGNS

      Tenant shall have the right to install, maintain and replace on the Demised Premises such lawful signs and advertising matter as Tenant may desire. Tenant shall comply with all applicable laws and ordinances and shall obtain any necessary permits for such purposes.

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                                  ARTICLE VIII

                        INSURANCE; WAIVER OF SUBROGATION

      Tenant shall maintain commercial general liability insurance with limits of at least $1,000,000 naming Landlord as an additional insured. Tenant shall maintain such property insurance on the improvements on the Demised Premises with such coverages and in such amounts (and with such self-insurance and deductibles) as Tenant shall determine from time to time. Tenant shall furnish certificates of such insurance to Landlord upon reasonable request from time to time. Such certificates shall provide that such insurance shall not be canceled except upon at least ten (10) days' prior written notice to Landlord.

      Each party hereby waives all liability of, and all rights to recovery and subrogation against, and agrees that neither it nor its insurers will sue, the other party for any loss of or damage to property arising out of fire or casualty to the extent insured, and each party agrees that all insurance policies relating to the Demised Premises will contain waivers by the insurer of such liability, recovery, subrogation and suit.

                                   ARTICLE IX

                               LANDLORD MORTGAGES

      Landlord shall have the right, without any consent or approval by Tenant, to mortgage the fee interest in the Demised Premises at any time and from time to time, provided, however, that in no event shall the outstanding amount of any indebtedness secured by such mortgage exceed $500,000. The covenant of Landlord set forth in the immediately preceding sentence shall survive the Termination Date and shall remain in full force and effect until Landlord has paid all amounts due and payable to Tenant under the promissory note provided for in
Article VI(d). Any mortgage by Landlord affecting the fee interest in the Demised Premises shall always be subject and subordinate to this Lease.

                                    ARTICLE X

                          ENVIRONMENTAL INDEMNIFICATION

      Tenant shall defend, with counsel reasonably approved by Landlord, all actions against Landlord with respect to, and pay, protect, indemnify and save harmless, to the extent permitted by law, Landlord from and against any and all Costs and Expenses arising out of, or claimed to be arising out of any "Environmental Conditions" (as defined hereinafter). Without limiting the foregoing, the term Costs and Expenses as used in this Article X shall include remedial or response costs, experts consultant fees and expenses, and bodily injury or property damage. Tenant and Landlord agree that "response costs," as defined in the "Environmental Laws" (as defined hereinafter), shall not be deemed consequential damages.

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      For purposes of this Article X, "Environmental Laws" shall mean any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation, now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C. Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection ("DEP"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., the Federal Water Pollution Control Act and the Federal Clean Air Act.

      For purposes of this Article X, "Hazardous Substances" shall mean any "oil," "hazardous material," "hazardous waste," or "hazardous substance" (collectively referred to herein as "Hazardous Substances"), as the foregoing terms (in quotations) are defined in the Environmental Laws.

      For purposes of this Article X, "Environmental Conditions" shall mean any "disposal," "release" or "threat of release" of Hazardous Substances on from or about the Demised Premises or storage of Hazardous Substances on, from or about the Demised Premises, other than in compliance with the Environmental Laws.

      Notwithstanding anything in this Lease to the contrary, Landlord agrees that Tenant shall not be responsible for Environmental Conditions to the extent that such Environmental Conditions (a) exist as of the commencement of the term of this Lease or (b) result from (i) the actions or omissions of Landlord either before the commencement of this Lease, during the term hereof or after the termination of this Lease or (ii) the actions or omissions of any preceding or succeeding tenant or owner of the Premises. Landlord further agrees that Tenant shall have no obligation to Landlord under this Lease for Environmental Conditions arising from the actions or omissions of any person or entity who or which is not an agent, employee, invitee or subtenant of Tenant.

      Landlord shall defend, with counsel reasonable approved by Tenant, all actions against Tenant, with respect to, and pay, protect, indemnify and save harmless, to the extent permitted by law, Tenant from and against any and all Costs and Expenses of any nature arising out of, or claimed to be arising out of, any Environmental Conditions to the extent that such Environmental Conditions (a) exist as of the commencement of the term of this Lease or (b) result from (i) the actions or omissions of Landlord either before the commencement of this Lease, during the term hereof or after the termination of this Lease or (ii) the actions or omissions of any preceding or succeeding tenant or owner of the Premises. Tenant agrees that Landlord shall not be responsible for any Environmental Conditions to the extent that such Environmental Conditions result from the actions or omissions of Tenant, or Tenant's agents, employees, invitees or subtenants. Tenant further agrees that Landlord shall have no obligation to Tenant under this Lease for Environmental Conditions arising during the term of this Lease from the actions or omissions of any person or entity who or which is not an agent, employee or invitee of Landlord.

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                                   ARTICLE XI

                                  CONDEMNATION

      (a) In the event of a taking of or damage to all or any part of the Demised Premises by any public or quasi-public authority under any statute or by exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, or any transfer of all or any part of the Demised Premises made in anticipation of an exercise of the power of eminent domain (all of the foregoing being hereinafter referred to as an "Appropriation") during the term of this Lease, the rights and obligations of Landlord and Tenant with regard to such Appropriation, including rights to the award therefrom, shall be governed by this Article.

      (b) If the whole of the Demised Premises shall be so taken, this Lease shall automatically terminate as of the date possession is taken. In the event that less than the whole, but more than twenty-five percent (25%), of the ground floor area of the buildings on the Demised Premises or more than twenty-five percent (25%) of the land comprising the Demised Premises shall be taken by public or quasi-public authority, Tenant shall have the option to terminate this Lease as of the date Tenant shall be dispossessed from the buildings or land so taken. Such option to terminate shall be exercisable by Tenant at any time subsequent to the filing of the condemnation action and prior to the expiration of one hundred twenty (120) days after the date of such dispossession by giving notice thereof to Landlord.

      (c) In the event of an Appropriation, Landlord shall be entitled to receive the entire award paid for the land included in the Demised Premises so taken and for Landlord's reversionary interest in the improvements thereon, considering, however, that the land is subject to this Lease at the Fixed Rent, additional rent and other payments herein set forth, and Tenant shall be entitled to receive the remainder of the award paid for the taking of or damage to all buildings and improvements on the Demised Premises as well as any award to which it may become entitled, if this Lease is terminated, by virtue of the earlier termination of its leasehold estate or, if this Lease is not terminated, by virtue of damage to its leasehold estate and any other payments made on account of the taking of personal property or fixtures belonging to Tenant or any of its subtenants or for interruption of or damage to Tenant's or any such subtenant's business. Each party shall pay its own legal and other fees, costs and expenses incurred in the event of an Appropriation.

      (d) Nothing in this Article shall be construed to prevent Tenant from making its claim against the condemning authorities for any other damage or damages suffered by Tenant provided the same shall not adversely affect the compensation to which Landlord is entitled pursuant to the provisions of this Article.

      (e) Landlord hereby agrees to give Tenant notice of any pending condemnation proceedings and full opportunity to participate in all negotiations concerning settlement. Landlord will not, without the prior written consent of Tenant, settle any condemnation

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proceedings affecting the Demised Premises.

      (f) In the event of a taking hereunder, the Fixed Rent payable by Tenant pursuant to Article IV of this Lease shall be reduced, effective as of the taking of possession by the condemning authority, in the proportion which the area of the land comprising that portion of the Demised Premises appropriated shall bear to the total land area of the Demised Premises.

                                   ARTICLE XII

                             ASSIGNMENT; SUBLETTING

      Tenant shall have the right to sublet all or any portion of the Demised Premises or to assign this Lease with the consent of Landlord, Landlord hereby agreeing that such consent shall not be unreasonably withheld or delayed and to be deemed given if not denied within fifteen (15) days after request therefor. In the event of an assignment, Tenant shall remain liable to Landlord for the payment of rent and for the full performance of the covenants and conditions of this Lease unless otherwise agreed to in writing by Landlord.

                                  ARTICLE XIII

                               DEFAULTS; REMEDIES

      (a) If Tenant shall default in the payment of any installment of rent or other sum of money due hereunder and such default shall continue for a period of ten (10) days after notice thereof by Landlord, or if Tenant shall default in the performance or observance of any other provision of this Lease to be performed or observed by Tenant and such default shall continue for a period of thirty (30) days after notice thereof by Landlord without being waived, or its effect cured, or the cure thereof commenced and diligently prosecuted thereafter, or if Tenant shall default in the payment, performance or observance of any provision of any other lease between Landlord and Tenant for real property located on Spring Street or Hurley Street in Cambridge, Massachusetts, and such default shall continue beyond any applicable notice or cure periods provided for in such lease, Landlord may, at Landlord's option, in addition to any other remedies available under law, serve upon Tenant a notice of termination which shall provide that the term of this Lease shall expire and terminate as fully and with like effect as if the entire term of this Lease had lapsed.

      (b) Neither bankruptcy, insolvency nor an assignment for the benefit of creditors nor the appointment of a receiver shall affect this Lease or permit its termination so long as the covenants on the part of Tenant to be performed shall be performed by Tenant or someone claiming under Tenant.

      (c) No notice of default or notice of termination given hereunder shall be effective unless it shall specify in detail the claimed default.

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       (d) In the event that this Lease shall be terminated under any of the provisions contained in this Article XIII, Tenant shall pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and shall perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with the net proceeds of any rent obtained by Landlord by reletting the Demised Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Demised Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Demised Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Demised Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Notwithstanding the foregoing, Landlord specifically recognizes its obligation to minimize damages and will use commercially reasonable efforts to relet the Demised Premises.

                                   ARTICLE XIV

                                   END OF TERM

      Upon the expiration of this Lease or upon its earlier termination for any reason whatsoever, Tenant shall surrender and deliver up the Demised Premises, all improvements thereon (except movable trade fixtures and personal property of Tenant or its subtenants) in good order, condition and repair except for reasonable wear and tear and except for damage caused by fire, casualty, Appropriation or Landlord's negligence or default, subject in any event to
Article VI hereof, provided, however, that in the event that the Building shall have been destroyed by fire or other casualty during the term of this Lease and Tenant shall not have restored the same, Tenant shall surrender and deliver up the Demised Premises with the Building demolished to grade.

                                   ARTICLE XV

                                 QUIET ENJOYMENT

      Tenant, upon paying the Fixed Rent and all additional rent and other payments provided for herein and observing and performing all of the provisions of this Lease to be observed and performed by Tenant within applicable grace periods, shall quietly hold, occupy and enjoy the Demised Premises and all of the rights relating thereto during the term, without hindrance or molestation by Landlord or any party claiming by, under or through

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Landlord.

                                   ARTICLE XVI

                       PERFORMANCE Of TENANT'S OBLIGATIONS

      Whenever in this Lease Tenant is obligated to perform any act, such act shall be deemed performed by Tenant if it causes the due performance thereof by another party.

                                  ARTICLE XVII

                              ESTOPPEL CERTIFICATE

      Each of the parties shall at any time and from time to time upon not less than ten (10) days' prior written notice by the other, execute, acknowledge and deliver to such other party or to any entity designated by such party a statement in writing certifying that this Lease is unmodified and is in full force and effect (or there shall have been modifications, that Lease is in full force and effect as modified and stating the modifications), and the dates to which the Fixed Rent, additional rent and other payments due hereunder have been paid, and stating whether or not to the best knowledge of the signer of such certificate such other party is in default in performing, fulfilling or observing any of the provisions of this Lease, and if in default, specifying each such default of which the signer may have knowledge, it being intended that any such statement may be relied upon by the party requesting it or by any prospective mortgagee or encumbrancer, purchaser, assignee or subtenant, and the contents of such statement shall be binding upon the party executing same.

                                  ARTICLE XVIII

                                PAYMENTS; NOTICE

      All Fixed Rent, additional rent or other payments due hereunder shall be paid by mailing on or before the due date a check by regular mail, postage prepaid, and all notices and other communications shall be in writing and shall be deemed given and delivered, if mailed, three (3) days after mailed by registered or certified mail, postage and registration or certification charges prepaid or if sent by a national overnight courier which maintains delivery records, the next business day following delivery to such courier, addressed, in the case of Tenant, to Tenant at 68 Harrison Avenue, Boston, MA 02111 Attn:
Brian Lajoie and addressed, in the case of Landlord, to Landlord at 20 New Street, East Boston, MA 02128, except that either party may by written notice to the other designate another address which shall thereupon become the effective address of such party for the purposes of this Article.

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                                   ARTICLE XIX

                                 NOTICE OF LEASE

      Landlord and Tenant agree that neither will record this Lease. Landlord and Tenant, on the request of either, will execute, deliver and record a notice of lease in form reasonably acceptable to Tenant.

                                   ARTICLE XX

                            LIMITATION OF OBLIGATIONS

      No partner, trustee, stockholder, officer, director or beneficiary of Landlord shall be personally liable under this Lease. Tenant shall look solely to Landlord's interest in the Demised Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers or beneficiaries shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

                                   ARTICLE XXI

                                    DISPUTES

      If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under any provision of this Lease, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest," and such payment shall not be deemed to be a voluntary payment, and all rights of such party shall survive such payment and shall not be deemed waived or released thereby. If at any lime a dispute shall arise between the parties as to any work to be performed by either party under the provisions of this Lease, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest," and such performance and payment shall not be deemed to be a voluntary performance, and all rights of such party shall survive such performance and payment and shall not be deemed waived or released thereby.

                                  ARTICLE XXII

                             DEFINITION OF LANDLORD

      As used herein, "Landlord" shall mean the owner for the time being of the Landlord's estate in the Demised Premises and if such estate shall be sold or transferred, the seller or assignor shall thereupon be relieved of all obligations and liabilities hereunder thereafter arising or accruing, and the purchaser or assignee shall thereupon be deemed to have assumed and agreed to perform and observe all obligations and liabilities of Landlord hereunder.

                                  ARTICLE XXIII
                                PERMITTED CONTEST

      Tenant shall have the right to contest or review the amount or validity of all Impositions and any repairs and improvements required by any law, rule, regulation or requirement of any public authority and the effect on the Demised Premises or Tenant's use thereof of any laws, rules, regulations and requirements of any public authority by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct, if necessary or appropriate, in the name of and with the cooperation of Landlord). Landlord shall execute all documents necessary or appropriate to comply with the foregoing, and Landlord hereby irrevocably constitutes and appoints Tenant as its agent and attorney-in-fact to execute and deliver any such documents which Tenant deems necessary or appropriate to carry out the intent and purposes of this Article, such appointment being a power coupled with an interest. Pending any such proceeding Landlord shall have the right to pay any Imposition in the minimum amount (but not in excess thereof) required by law in order to maintain such proceeding. Notwithstanding the foregoing, however, Tenant shall promptly pay all Impositions if at any time the Demised Premises or any part thereof shall then be immediately subject to forfeiture or if Landlord shall be subject to any criminal liability arising out of the nonpayment thereof.

                                  ARTICLE XXIV

                                   COOPERATION

      Landlord will promptly sign any application for governmental permits or approvals reasonably requested by Tenant from time to time.

                                   ARTICLE XXV

                                  SEPARABILITY

      If any term or provision of this Lease or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

                                  ARTICLE XXVI

                              WAIVER AND AMENDMENT

      All rights and remedies of both parties shall be cumulative and not alternative, in addition to and not exclusive of any other right or remedy to which such party may be lawfully entitled in case of any breach or threatened breach of any term or provision herein.

The rights and remedies of both parties shall be continuing and not exhausted by any one or more uses thereof and may be exercised at any time or from time to time and as often as may be expedient. Any option or election to enforce any such right or remedy may be exercised or changed at any time or from time to time. This Lease sets forth the entire agreement by the parties, and no custom, act, forbearance, or words or silence at any time, gratuitous or otherwise, shall impose any additional obligation or liability upon either party or waive or release either party from any default in the performance, fulfillment or observance of any obligation or liability or operate as against either party as a supplement, alteration, amendment or change of any term or provision set forth herein, including this sentence, unless set forth in a written instrument duty executed by such party expressly stating that it is intended to impose such an additional obligation or liability or to constitute such a waiver or release or that it is intended to operate as such a supplement, alteration, amendment or change.

                                  ARTICLE XXVII

                                HEIRS AND ASSIGNS

      Each of the terms covenants and conditions of this Lease shall extend to and be binding on and inure to the benefit of not only Landlord and Tenant, but each of their respective heirs, representatives, administrators, successors and assigns. Whenever in this Lease reference is made to either Landlord or Tenant, the reference shall be deemed to include, wherever applicable, the heirs, legal representatives, assigns and such parties the same as if in every case expressed.

                                 ARTICLE XXVIII

                                NUMBER AND GENDER

      Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word person shall include corporation, firm or association.

                                  ARTICLE XXIX

                               PARAGRAPH HEADINGS

      The titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

                                   ARTICLE XXX

                                  GOVERNING LAW

      This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed as a sealed instrument as of the day and year first above written.


                                      LANDLORD: TARVIS REALTY TRUST


                                      By: /s/ Varney J. Hintlian
                                          ------------------------------
                                          Varney J. Hintlian, Trustee


                                      By: /s/ Frederick J. Hintlian
                                          ------------------------------
                                          Frederick J. Hintlian, Trustee


                                      By: /s/ Tarvis Hintlian
                                          ------------------------------
                                          Tarvis Hintlian, Trustee


                                      TENANT: BIOPURE CORPORATION


                                      By: /s/ Brian Lajoie
                                          ------------------------------
                                          Brian Lajoie
                                          Vice President, Finance

                                    Exhibit A

      A certain parcel of land with the buildings thereon, shown as Lot C on a Plan of Land in Cambridge, M. Walters, C. E., dated August 8, 1941, and recorded with the Middlesex South District Registry of Deeds in Book 6546, Page 207, and bounded and described as follows:

      SOUTHWESTERLY:        by Hurley Street, sixty (60) feet;

      NORTHWESTERLY:        by land of owners unknown, one hundred (100)
                            feet;

      NORTHEASTERLY:        by land of owners unknown, sixty (60) feet;

      SOUTHEASTERLY:        by Lot B on said plan, one hundred (100) feet.

      Containing 6,000 square feet of land according to said plan.